Exhibit 10.25

FIRST AMENDMENT TO OPERATING AGREEMENT
This First Amendment to Operating Agreement (“First Amendment”) is made this 26 day of January, 2015, by and between BURGER KING CORPORATION, a Florida corporation (“BKC”) and CARROLS LLC, a Delaware limited liability company.
RECITALS
WHEREAS, BKC and CARROLS entered into that certain Operating Agreement dated May 30, 2012 (the “Agreement”), pursuant to which, inter alia, BKC assigned its right of first refusal (“ROFR”) under certain franchise agreements to CARROLS in exchange for good and valuable consideration paid by CARROLS;
WHEREAS, CARROLS agreed in the Agreement to remodel its portfolio of BURGER KING® restaurants in compliance with a Remodel Plan as set forth in the Agreement;
WHEREAS, CARROLS acknowledges and agrees that it will not be in compliance with the Remodel Plan as of January 1, 2015;
WHEREAS, BKC has the right to suspend the assignment of the ROFR to CARROLS under the Agreement by giving written notice to CARROLS on or before January 31, 2015; and
WHEREAS, BKC and CARROLS have reached an agreement under which BKC has agreed not to exercise its right to suspend the assignment of the ROFR in exchange for certain undertakings by CARROLS.
NOW, THEREFORE, BKC and CARROLS hereby amend the Agreement as follows:

1.	Capitalized Terms. Unless otherwise noted, all capitalized terms herein shall have the same meanings as provided in the Agreement.

2.
Suspension of Assignment of ROFR. So long as CARROLS fully complies with each and every obligation under this First Amendment, the assignment of the ROFR to CARROLS will not be suspended. However, if CARROLS fails to comply with any obligation contained in this First Amendment by the deadlines provided herein, then the assignment of the ROFR to CARROLS will be suspended immediately and without the necessity of any notice from BKC to CARROLS on the day after any deadline that CARROLS fails to meet hereunder.

3.
Extension or Renewal of Franchise Agreements. CARROLS will pay the sum of Nine Hundred Fifty Thousand and 00/100 Dollars ($950,000.00) (the “Renewals and Extensions Payment”) to BKC on or before June 30, 2015, and it will be applied to fees for the extension or renewal of franchise agreements. Two Thousand Five Hundred and 00/100 Dollars ($2,500.00) of said sum will be applied to one year of extension or renewal of a franchise agreement (so, for example, if a franchise agreement is renewed for 20 years, then $2,500 x 20, or $50,000, will be applied to fully pay the franchise fee for such renewal; if a franchise agreement is extended for 5 years, then $2,500 x 5, or $12,500, will be applied to fully pay the franchise fee for such extension). CARROLS will choose which franchise agreements to renew or extend under this Section 3, subject to the following conditions: (i) the Restaurant to which the franchise agreement applies must have been remodeled to the 20/20 Image, as confirmed by BKC; (ii) the current franchise agreement must be set to expire in 2017 or later; (iii) no franchise agreement may be extended or renewed to a date later than December

31, 2034; and (iv) no franchise agreement for any Restaurant remodeled to the 20/20 Image after the initial franchise agreement commencement date may be extended to a date that is more than 20 years after the date on which such 20/20 Image remodel is completed (in such a case, the franchise agreement may only be renewed, not extended) provided that extensions in such instances may be made to cause the franchise term to be coterminous with the lease term or unexpired options to extend the lease term for such Restaurant. CARROLS will send a list to BKC on or before March 31, 2015, that indicates how it would like the Renewals and Extension Payment to be applied. BKC and CARROLS will execute Extensions of Franchise Agreement and Successor Franchise Agreements on the then current forms that have been agreed between BKC and CARROLS.

4.
Remodeling of Restaurants. If CARROLS fails to complete the remodel of Three Hundred Twenty Nine (329) Restaurants (under the Agreement in the aggregate since the Effective Date) on or before June 30, 2015, then the assignment of the ROFR to CARROLS will be suspended until such time that CARROLS has completed the 329th remodel. In addition, if CARROLS fails to complete the remodel of Four Hundred Ten (410) Restaurants (under the Agreement in the aggregate since the Effective Date) on or before December 31, 2015, then the assignment of the ROFR to CARROLS will be suspended (or remain suspended) until such time that CARROLS has completed the 410th remodel. Also, if CARROLS fails to complete the remodel of Four Hundred Fifty Five (455) Restaurants (under the Agreement in the aggregate since the Effective Date) on or before December 31, 2016, then the assignment of the ROFR to CARROLS will be suspended (or remain suspended) until such time that CARROLS has completed the 455th remodel. Notwithstanding anything contained herein or in the Agreement to the contrary, the remodel of any Restaurant of CARROLS in the Nashville DMA (acquired by CARROLS on or around November 4, 2014) shall not count toward the remodel numbers included in and required by this Section 4.

5.	Waiver of Right of First Refusal. CARROLS hereby waives its right of first refusal with respect to any proposed sale of BURGER KING® restaurant numbers 3072, 3713, 6276 and 11582.

6.	Counterparts. This First Amendment may be executed in counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument.

7.	Time is of the Essence. Time is of the essence for this First Amendment and the Agreement and each provision hereof and thereof.

8.
Submission of Amendment. Submission of this instrument for examination shall not bind either party, and no duty or obligation shall arise under this instrument until this instrument is signed and delivered by both BKC and CARROLS.

9.
Severability. If any provision of this First Amendment or the application thereof to any person or circumstance is or shall be deemed illegal, invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect and this First Amendment shall be interpreted as if such legal, invalid or unenforceable provision did not exist herein.

10.	Successors and Assigns. This First Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

[SIGNATURE PAGE FOLLOWS]

THIS FIRST AMENDMENT is executed by BKC and CARROLS as of the day and year indicated on the first page hereof.

BURGER KING CORPORATION

By:    /s/ Yosef H. Hojchman

Title:    VP Development NA

Printed Name:    Yosef H. Hojchman

CARROLS, LLC

By:    /s/ Richard G. Cross

Title:    VP Real Estate

Printed Name:    Richard G. Cross